UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2013

WESTERN REFINING, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-32721	20-3472415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
123 West Mills Avenue, Suite 200
El Paso, Texas 79901
(Address of Principal Executive Offices)
(915) 534-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Western Refining, Inc. (the “Company”) was held on June 4, 2013, at 8:30 AM MDT at the Plaza Theater, located at 125 Pioneer Plaza, El Paso, Texas 79901, with 57,471,648 of the Company’s shares present or represented by proxy. This represented approximately 68% of the Company’s 84,159,720 shares outstanding and entitled to vote as of April 8, 2013, the record date of the Annual Meeting. The matters submitted for a vote and the related final voting results are set forth below. A more detailed description of each proposal is set forth in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2013.

(1)	Proposal 1: Elect three Class II directors to the Company’s Board of Directors. The election of each Class II director nominee was approved as follows:

William D. Sanders	Shares voted (*)
For	49,594,080
Against	N/A
Withhold	572,186
Broker Non-Votes	7,305,382

Ralph A. Schmidt	Shares voted (*)
For	48,524,279
Against	N/A
Withhold	1,641,987
Broker Non-Votes	7,305,382

Jeff A. Stevens	Shares voted (*)
For	49,547,253
Against	N/A
Withhold	619,013
Broker Non-Votes	7,305,382

(2)	Proposal 2: Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2013. Proposal 2 was approved as follows:

Shares voted (*)
For	57,021,748
Against	213,689
Abstain	236,211
Broker Non-Votes	N/A

* Notes:
Required votes. For Proposal 1, the affirmative vote of holders of a plurality of the common stock present or represented by proxy at the Annual Meeting and entitled to vote was required for the election of each director nominee. Therefore, abstentions and broker non-votes were not taken into account in determining the outcome of the election of directors. For ratification of the independent auditor for fiscal year 2013, the affirmative vote of holders of a majority of the common stock present or represented by proxy at the Annual Meeting and entitled to vote were required. Therefore, on such matters, abstentions had the effect of a negative vote, and broker non-votes were not taken into account. There were no broker non-votes for Proposal 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer
Dated: June 10, 2013